ADDENDUM A-I

Merit Tactical Treasury Fund

Class A Shares

Class C Shares

No-Load Shares

ADDENDUM B-I

TRANSFER AGENCY AND SHAREHOLDER SERVICE FEE SCHEDULE

For the services rendered by GFS, in its capacity as transfer agent, the Trust shall pay to GFS, on behalf of the Fund listed on Schedule A, the following transfer agent fees, out-of-pocket expenses, activity charges, and special reports charges, which shall be billed to the Trust monthly:

TRANSFER AGENT FEES

1.

DATA CONVERSION FEE FROM PREVIOUS TRANSFER AGENT: No Charge.

2.

SERVICE FEE:  (The following fees will remain in place for a period of 3 years.)

The greater of the annual minimum or the per account charges:

Annual Minimum: [ $  ] for the first share class + [ $ ] for each additional share class

or

Per Account Charges: [ $ ] annual fee per account

Monthly Calculation:  The greater of the Monthly Minimum Fee or the number of shareholder accounts multiplied by [ $  ] ( [ $ ] per month per fund /class for the monthly minimum).

The Trust shall reimburse GFS for all out-of-pocket expenses, including but not limited to the following:

1.

Telephone and Toll Free Lines

2.

Printing Fund Documents

3.

Bank Fees

4.

NSCC Charges

5.

Postage

6.

Pre and Post Sale Fulfillment

7.

Proxy Services

8.

Travel Requested by the Trust

9.

Tax Reporting

10.

Record Storage

11.

Fund Stationery and Supplies

12.

Pro rata portion of annual SAS 70 review

13.

All other out-of-pocket expenses incurred on behalf of the Trust

TRANSFER AGENCY SERVICE AGREEMENT

Schedule B

FEES AND EXPENSES

3.

DATA DE-CONVERSION FEE:

A one-time Data De-Conversion fee of [ $  ] shall be charged upon a cancellation or termination of this Agreement by the Trust for any reason other than liquidation of the Funds.  No fee shall be payable upon a cancellation or termination by GFS.

ACTIVITY CHARGES

1.

GENERAL ACTIVITY CHARGES:

1)

24 Hour Automated Voice Response:

a)

Initial set-up (one-time) charge:

[ $  ] per fund

b)

Monthly charge

[ $  ] per fund

2)

Customer Service Calls:

[ $  ] per call

3)

Manual Transactions:

[ $ ] per transaction

4)

New Account Opening: (manual)

[ $  ] per account

5)

New Account Opening: (electronic)

[ $  ] per account

6)

Incoming IRA Transfer from prior custodian:

[ $  ]

7)

IRA Transfer to successor custodian:

[ $  ]

Bank Charges (Pass Through Charges):

Annual Charge for maintaining a DDA Account on a bank system equals [ $  ] per DDA Account.

Transfer Agency wire from mutual funds DDA Accounts to Custodian Bank equals [ $  ] per wire.

Bank charges are subject to change since they are a pass through charge from a bank, which is a separate institution from Gemini Fund Services.

TRANSFER AGENCY SERVICE AGREEMENT

Schedule B

FEES AND EXPENSES

1.

INTERNET ACCESS:

Each Shareholder/Adviser/Broker hit billed at [ $ ] per hit.  Initial fund group setup charges will be based on the number of hours multiplied by the hourly charges indicated below under Special Reports Charges.

Additional Internet Functionality includes:

-

Electronic delivery of financial statements such as semi-annual and annual reports and shareholder prospectuses [ $ ] per occurrence per item.

-

Electronic delivery of shareholder confirms and statements [ $   ] per occurrence per item.

-

Electronic subsequent purchases and redemptions via the internet [ $  ] per occurrence.

-

Access to Gemini Fund Services E-Form, which is an on-line application for new shareholders.  The E-Form can be filled out on-line, but will require the new shareholder to print, sign and mail into Gemini Fund Services.

-

E-Signature functionality will be provided.

1.

IRA PLAN FEES:

The following fees will be charged directly to the shareholder account:

Annual maintenance fee ……………………………… [ $  ] / account*

*Includes an [ $  ] Bank Custody Fee.

SPECIAL REPORTS CHARGES

All special reports and/or analyses requested by the Trust, shall be subject to an additional charge, agreed upon in advance, based upon the following rates:

GFS Senior Staff …………. [$ ] / hour

GFS Junior Staff ………….. [ $ ] / hour

MIS Staff …………………. [ $ ] / hour

IN WITNESS WHEREOF, the parties hereto have executed this Addendum to the Transfer Agency Services Agreement dated November 2, 2004, this 16 day of June, 2005.

MERIT ADVISORS INVESTMENT TRUST

GEMINI FUND SERVICES, LLC

By: /s/ Paul Cunningham____________

By: /s/ Michael J. Wagner___________

      J. Paul Cunningham, President

      Michael J. Wagner, President